Attachment for 77C

                         THE CANADAIGUA FUNDS

   PROXY IN CONNECTION WITH THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
                           APRIL 29, 2003

             SOLICITED ON BEHALF OF THE BOARD OF TRUSTESS

The undersigned stockholder of the Canadaigua Funds, the Equity Fund and Bond Fund (collectively the "Funds"), hereby instructs Donald C. Greenhouse as proxy for the undersigned, with full power of substitution, to attend the Special Meeting of Stockholders of the Funds to be held at 12:00 noon, Eastern Time, on April 29, 2003 at the offices of the Funds, 72 South Main Street, Canadaigua, New York 14424, and any postponements or adjournments thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at such meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and accompanying Proxy Statement, revokes any proxy heretofore given with respect to such meeting and hereby instructs said proxies to vote said shares on the reverse side hereof.

The Board of Trustees knows of no reason why any of the nominees for the Board of Trustees would be unable to serve, but in the event any nominee is unable to serve or for good cause will not serve, the proxies received indicating a vote in favor of such nominee will be voted for a substitute nominee as the Board of Trustees may recommend.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" each of the proposals, and in the discretion of the proxy holder(s) on any other matter that may properly come before the special meeting or any adjournment or postponement thereof.




PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


SIGNATURE(S)_________________________DATE____________

            _________________________DATE____________

NOTE: Please sign exactly as name appears. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer and if a partnership, please sign in the partnership name by authorized person.

Your Board of Trustees recommends a vote "FOR" all the proposals listed below.


Please mark your votes as in this example.    [x]

<CAPTION
                                                            FOR      AGAINST     ABSTAIN

1.    Approval of Ranson Capital Corporation as new         [  ]       [  ]        [  ]
      investment adviser.

2.    Approval of Encora Advisers, LLC as sub-adviser       [  ]       [  ]        [  ]
      to the Funds.

3.    Approval of a Distribution Plan (the "12b-1 Plan").   [  ]       [  ]        [  ]


4.    Election of Trustees:

      (01) Robert E. Walstad   (03) Orlin W. Backes
      (02) R. James Maxson    (04) Donald C. Greenhouse     [  ]       [  ]        [  ]

To withhold authority to vote for any individual nominee(s), write the number(s) of the nominee(s) on the line below:
____________________


Approval of the elimination of the fundamental investment restrictions:

5a.   Purchases of securities of other investment
      companies                                             [  ]       [  ]        [  ]

5b.   Purchases of securities on margin or selling
      securities short                                      [  ]       [  ]        [  ]

5c.   Purchase or engage in futures contracts               [  ]       [  ]        [  ]

6. To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder(s).